Exhibit 10.1

EMPLOYEE ADVISORY SERVICES AGREEMENT
THIS Employee Advisory Services AGREEMENT (“Agreement”) is made and effective as of May 23, 2023 (“Effective Date”), by and between The Marcus Corporation, a Wisconsin corporation (the “Company”), and Stephen H. Marcus (“Advisor”).
W I T N E S S E T H:
A.    WHEREAS, Advisor has been an employee and a valuable member of the Company’s Board of Directors (“Board”) up to the Effective Date, including serving as the Chairman of the Board and as a director of the Company for 31 and 54 years, respectively.
B.    WHEREAS, Advisor has submitted his voluntary retirement as Chairman of the Board and as a director of the Company effective as of the Company’s 2023 annual meeting of shareholders and the Board has, regretfully and with great appreciation, accepted Consultant’s retirement as the Chairman of the Board and as a director.
C.    WHEREAS, after Advisor’s departure from the Board and assumption of his new position as Chairman Emeritus, the Company desires to have Advisor continue to serve as an employee so the Board and management may continue to have access to Advisor’s valuable advice and direction to assist in the further development and growth of the Company on the terms herein provided, and Advisor desires to continue to be employed by the Company in order to provide his advisory services on the terms herein provided.
NOW, THEREFORE, in consideration of the covenants and agreements of the parties herein contained, the parties hereto agree as follows:
1.Employee Advisory Role. During the Term (as defined below), Advisor hereby agrees to perform, and to hold himself available to provide, upon reasonable request, such reasonable part-time employment advisory services from time to time or at any time as reasonably requested by the Company’s management and/or Board. Advisor shall not be required to spend any specific periods of time at the offices or premises of the Company or elsewhere, but shall be available to advise the Company’s management and Board at mutually convenient times and places upon reasonable advance notice to Advisor. Any requested employment advisory services, when practicable, may be provided by telephone, electronically, video conference, written correspondence, e-mail or other means of off-site communication as mutually determined appropriate by the Company and Advisor.
2.Compensation. During the Term, as compensation for Advisor’s performance of employment advisory services hereunder, including holding himself available therefor, the Company shall pay Advisor (i) a salary of $525,000 per year; and (ii) an amount equal to 0.1% of the Company’s annual earnings before interest, taxes, depreciation and amortization (EBITDA) as set forth in the Company’s annual report on Form 10-K (the “Income Bonus Payment”), payable annually at the time executive officers of the Company receive their respective annual bonuses. The Term of Advisor’s employment notwithstanding, the Income Bonus Payment shall be payable to Advisor for the remainder of his life, and thereafter shall be paid to Advisor’s spouse for the remainder of her life. The Company shall also pay or reimburse Advisor for all reasonable business, travel, lodging and other expenses incurred by him in the performance of his services hereunder.
3.Continued Benefits and Perquisites. From and after the Effective Date through the Term, the Company shall continue to provide Advisor and his spouse with his and her current insurance, benefits and other perquisites that are provided to Advisor by the Company prior to the Effective Date.
4.Term and Termination. The term of this Agreement and Advisor’s continued employment shall commence on the Effective Date and continue until terminated by either party (“Term”); provided, however, that Advisor’s continued employment hereunder and the Term shall terminate upon Advisor’s earlier death or disability. Except as otherwise provided in Section 2, Advisor will not be entitled to any severance payments or other severance or termination-related benefits upon conclusion of the Term.

5.Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by all parties hereto. This Agreement may be executed in one or more counterparts, including by signatures delivered electronically, each of which shall be deemed to be an original but all of such together will constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
THE MARCUS CORPORATION

By:
Name: Gregory S. Marcus
Title: Chief Executive Officer

ADVISOR

Stephen H. Marcus